Exhibit 10.4

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED

AMENDMENT ONE TO THE

LOGISTICS SERVICES AGREEMENT

This Amendment One to the Logistics Services Agreement (“Amendment”) is made and entered into as of July 1, 2016, by and between Ozburn-Hessey Logistics, LLC (“OHL”) and Stitch Fix, Inc. (“Client”) collectively referred to as the (“Parties”).

WHEREAS OHL and Client entered into a Logistics Services Agreement dated April 24, 2014 (the “Agreement”);

WHEREAS OHL and Client wish to amend the Agreement terms and conditions as contained herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in the Agreement and Amendment, OHL and Client agree as follows:

1.

Effective as of June 1, 2016, the Agreement shall be modified to reflect the space utilized by OHL and approved by Client to perform the Services, which space consists of a minimum 110,000 sq. ft. of ambient space within the Warehouse at the 1631 Opus Drive, Plainfield, IN 46168 (“Warehouse”). OHL agrees to reassess the amount of space utilized by Client at the end of each month and adjust storage costs accordingly.

2.

Effective June 1, 2016, Client and OHL mutually agree to add Monthly Labor Operational Cost Cap to the labor rates and detail as stated within Exhibit B of the Agreement.  It is the Parties intent to provide a labor cost cap per order, month over month.  The following shall apply in order for the proposed labor costs savings (“Monthly Labor Operational Cost Cap”) to apply:

a.	Forecast
i.

Client will provide a 2 month rolling daily forecast providing visibility to outbound orders and inbound units.  Client will provide a 30 day lock at the daily level.  .  The rolling forecast will be used for labor planning.

b.	Parties agree to the Cost Cap provided the actual volumes in the following categories fall within the tolerances outlined below:

[ * ]

c.

Parties will utilize the above forecasting process.   A monthly reconciliation will occur that will exclude costs that are incurred that are out of OHL’s control.  The reconciliation will include but not be limited to volume variances, changes in mix, any special projects, delays associated to system downtime, Client approved overtime, etc.

d.	OHL will use best efforts to manage labor and headcount based on volume fluctuations on a daily basis.
e.	The maximum labor cost per order (inclusive of hourly labor, salaried labor, benefits and corporate markup) will be capped per the schedule below.

[ * ]

Exhibit 10.4

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED

f.

Parties agree to a monthly reconciliation process as outlined in item c above.  In the event OHL’s monthly billed labor costs, less adjustments out of OHL’s control, exceeds the capped costs stated above, and the minimum number of orders is met, OHL shall reimburse Client for labor costs in excess of the cap values stated above.

All terms of the Agreement not specifically modified herein remain unchanged.

In witness whereof, the Parties have caused this Amendment to be executed by their duly authorized representatives.

Ozburn-Hessey Logistics, LLCStitch Fix, Inc.

/s/ Randy Tucker             /s/ Jonathan Czaja

Randy Tucker, PresidentNameJonathan Czaja, VP Ops

Date: 7/21/16Date: 7/25/16